EXHIBIT 4.3













                                            Bowater Incorporated

                                    Supplemental Retirement Savings Plan

                                      Effective as of January 1, 2005


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                                           TABLE OF CONTENTS
                                                                        Page

Article 1         INTRODUCTION..............................................1

         1.1      Plan History..............................................1
         1.2      Plan Purpose..............................................1

Article 2         DEFINITIONS...............................................2

         2.1      "Account".................................................2
         2.2      "Base Salary".............................................2
         2.3      "Beneficiary".............................................2
         2.4      "Bonus"...................................................2
         2.5      "Change in Control".......................................2
         2.6      "Code"....................................................4
         2.7      "Company".................................................4
         2.8      "Deferral Form"...........................................4
         2.9      "Disability"..............................................4
         2.10     "Effective Date"..........................................4
         2.11     "Eligible Employee".......................................4
         2.12     "Employer"................................................4
         2.13     "Employer Contributions"..................................4
         2.14     "Excess Contributions"....................................4
         2.15     "Excess Matching Contributions"...........................4
         2.16     "Excess Automatic Company Contributions"..................5
         2.17     "Participant".............................................5
         2.18     "Plan"....................................................5
         2.19     "Plan Administrator"......................................5
         2.20     "Plan Year"...............................................5
         2.21     "Retirement Savings Plan".................................5
         2.22     "Salary Deferral".........................................5
         2.23     "Separation from Service".................................5
         2.24     "Year of Service".........................................5

Article 3         ELIGIBILITY AND PARTICIPATION.............................5

         3.1      Eligibility for Participation.............................5
         3.2      Participation.............................................6
         3.3      Cessation of Participation................................7

Article 4         CONTRIBUTIONS AND DEFERRALS...............................7

         4.1      Excess Contributions......................................7
         4.2      Employer Contributions....................................7
         4.3      Salary Deferrals..........................................7

Article 5         ACCOUNTS..................................................8

         5.1      Accounts..................................................8
         5.2      Investments...............................................8
         5.3      Statements................................................9

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                                    TABLE OF CONTENTS
                                        (continued)

                                                                            Page

Article 6         VESTING...................................................9

         6.1      Excess Matching Contributions.............................9
         6.2      Excess Automatic Company Contributions....................9
         6.3      Employer Contributions....................................9
         6.4      Accelerated Vesting: Excess Automatic Company and
                  Employer Contributions....................................9
         6.5      Salary Deferrals.........................................10

Article 7         DISTRIBUTION OF ACCOUNTS.................................10

         7.1      Timing of Distribution...................................10
         7.2      Benefits Upon Separation from Service....................10
         7.3      Benefits Upon Death......................................10
         7.4      Benefits Upon Disability.................................11
         7.5      Right of Offset..........................................11
         7.6      Taxes....................................................11

Article 8         PLAN ADMINISTRATION......................................11

         8.1      Plan Administration and Interpretation...................11
         8.2      Powers, Duties, Procedures...............................11
         8.3      Information..............................................11
         8.4      Indemnification of Plan Administrator....................12
         8.5      Claims Procedure.........................................12

Article 9         AMENDMENT AND TERMINATION................................13

         9.1      Authority to Amend and Terminate.........................13
         9.2      Existing Rights..........................................14

Article 10        MISCELLANEOUS............................................14

         10.1     No Funding...............................................14
         10.2     General Creditor Status..................................14
         10.3     No Assignment............................................14
         10.4     Notices and Communications...............................15
         10.5     Limitation of Participant's Rights.......................15
         10.6     Participants Bound.......................................15
         10.7     Receipt and Release......................................15
         10.8     Governing Law and Severability...........................15
         10.9     Headings.................................................15

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                              Bowater Incorporated
                      Supplemental Retirement Savings Plan
                         Effective as of January 1, 2005

                                    ARTICLE 1
                                  INTRODUCTION

     1.1 Plan History. Bowater Incorporated (the "Company") established and maintains the Bowater Incorporated Compensatory Benefits Plan, originally effective January 1, 1985, and last amended and restated effective February 26, 1999 (the "Compensatory Benefits Plan"). In response to the American Jobs Creation Act of 2004 and the enactment of Section 409A of the Internal Revenue Code (the "Code"), the Company initially amended the Compensatory Benefits Plan during the transition period pursuant to the Second Amendment to comply with Code Section 409A. Under the Second Amendment, the Company amended the Compensatory Benefits Plan, effective as of December 31, 2004, to freeze all contributions to the Compensatory Benefits Plan, such that all account balances under the Compensatory Benefits Plan are "grandfathered" within the meaning of Code Section 409A.

     The Company hereby adopts the Bowater Incorporated Supplemental Retirement Savings Plan (the "Plan"), effective as of January 1, 2005, as a new nonqualified deferred compensation plan and as a replacement plan for that portion of the Compensatory Benefits Plan that maintained account balances during the 409A transition period that are subject to the provisions of Code
Section 409A.  This Plan has been  prepared  to comply  with the  provisions  of
Section 409A of the Internal Revenue Code enacted under the American Jobs Creation Act of 2004, and any regulations issued thereunder. The Plan shall be interpreted and administered consistent with this intent and shall apply to all amounts deferred under the Plan on or after January 1, 2005. The Company reserves the right to amend or modify the Plan in order to comply with regulations promulgated by the Department of Treasury under Code Section 409A.

     1.2 Plan Purpose. The purpose of the Plan is to provide certain eligible employees of the Company with a means to defer receipt of a portion of their compensation and to receive Company contributions for retirement purposes that cannot be received under the Bowater Incorporated Retirement Savings Plan because of Code limitations. The Plan is an unfunded plan maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974 ("ERISA"). In addition, to the extent that contributions are made under the Plan solely for the purpose of providing benefits for certain employees in excess of the limitations on contributions and benefits imposed by Code Section 415, such portion of the Plan shall be treated as a separate plan that is an excess benefit plan (within the meaning of ERISA Section 3(36)).

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                                    ARTICLE 2
                                  DEFINITIONS

     Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

     2.1 "Account" means an account established for the benefit of a Participant under Section 5.1, which may include one or more sub-accounts.

     2.2 "Base Salary" means the annual base salary rate payable by the Employer to an Eligible Employee for services performed during any Plan Year that would be includible in the Eligible Employee's gross income for such year, determined before deductions are made with respect to the Plan, the Retirement Savings Plan or any other plan maintained by the Employer permitting pre-tax contributions, such as an Employer-sponsored plan established under Code Section 125. Base Salary does not include income from stock option exercises, restricted stock or restricted stock units, payments under the Bowater Incorporated Mid-Term Incentive Plan (or similar plan), Bonuses, or any other type of incentive award or payments or contributions to group insurance and other employee benefit plans maintained by the Eligible Employee's Employer.

     2.3 "Beneficiary" means the individual or entity designated as the Participant's Beneficiary under the Retirement Savings Plan. If there is no Beneficiary designated under the Retirement Savings Plan, then the rules under that plan shall control for determining the Participant's Beneficiary for purposes of the Plan.

     2.4 "Bonus" means the annual bonus payable under the Employer's annual incentive plan or program, other types of incentive compensation that is intended to be paid in cash at least annually and other non-recurring cash bonus payments awarded by the Employer from time to time.

     2.5 "Change in Control" of the Company shall be deemed to have occurred upon:

     (a) the date that any Person is or becomes an Acquiring Person;

     (b) the date that the Company's stockholders approve a merger, consolidation or reorganization of the Company with another corporation or other Person, unless, immediately following such merger, consolidation or reorganization, (i) at least 50% of the combined voting power of the outstanding securities of the resulting entity would be held in the aggregate by the stockholders of the Company as of the record date for such approval (provided that securities held by any individual or entity that is an Acquiring Person, or who would be an Acquiring Person if 5% were substituted for 20% in the definition of such term, shall not be counted as securities held by the stockholders of the Company, but shall be counted as outstanding securities for purposes of this determination), or (ii) at least 50% of the board of directors or similar body of the resulting entity are Continuing Directors;

     (c) the date the Company sells or otherwise transfers all or substantially all of the Company's assets to another corporation or other Person, unless, immediately following such sale or transfer, (i) at least 50% of the combined voting power of the outstanding securities of the

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acquiring  entity  would be held in the  aggregate  by the  stockholders  of the
Company as of the record date for such approval (provided that securities held by any individual or entity that is an Acquiring Person, or who would be an Acquiring Person if 5% were substituted for 20% in the definition of such term, shall not be counted as securities held by the stockholders of the Company, but shall be counted as outstanding securities for purposes of this determination), or (ii) at least 50% of the board of directors or similar body of the acquiring entity are Continuing Directors; or

     (d) the date on which less than 50% of the total membership of the Board consists of Continuing Directors.

     For purposes of this Section, the following terms shall have the following meanings:

          (ii) "Acquiring Person" shall mean the Beneficial Owner, directly or indirectly, of securities representing 20% or more of the combined voting power of the Company's then outstanding securities, not including (except as provided in clause (A) of the next sentence) securities of such Beneficial Owner acquired pursuant to an agreement allowing the acquisition of up to and including 50% of such voting power approved by two-thirds of the members of the Board who are Board members before the Person becomes a Beneficial Owner, directly or indirectly, of securities representing 5% or more of the combined voting power of the Company's then outstanding securities. Notwithstanding the foregoing, (A) securities acquired pursuant to an agreement described in the preceding sentence will be included in determining whether a Beneficial Owner is an Acquiring Person if, subsequent to the approved acquisition, the Beneficial Owner acquires 5% or more of such voting power other than pursuant to such an agreement so approved; and (B) a Person shall not be an Acquiring Person if such Person is eligible to and files a
               Schedule 13G under the Securities and Exchange Act of 1934 with respect to such Person's status as a Beneficial Owner of all securities of the Company of which the Person is a Beneficial Owner.

          (iii) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities and Exchange Act of 1934, as in effect on the date hereof.

          (iv) "Beneficial Owner" of securities shall mean (A) a Person who beneficially owns such securities, directly or indirectly, or (B) a Person who has the right to acquire such securities (whether such right is exercisable immediately or only with the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise.

          (v) "Continuing Directors" shall mean any member of the Board who (A) was a member of the Board immediately prior to the date of the event that would constitute a Change in Control, and any successor of a Continuing

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               Director while such  successor is a member of the Board,  (B) who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person and (C) is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

          (vi) "Person" shall mean any individual, corporation, partnership, group, association or other "person" as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934.

     2.6 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and rulings issued thereunder. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces that section or subsection.

     2.7 "Company" means Bowater Incorporated, a Delaware corporation, or any successor corporation thereto.

     2.8 "Deferral Form" means the form or document, which may be electronic in nature, prescribed by the Plan Administrator pursuant to which a Participant may make elections to defer all or a portion of the Participant's Base Salary under
Article 4 of the Plan.

     2.9 "Disability" means the Participant is determined totally disabled by the Social Security Administration.

     2.10 "Effective Date" means January 1, 2005.

     2.11 "Eligible Employee" means an employee of the Employer who is (i) an "eligible employee" within the meaning of the Retirement Savings Plan and (ii) a member of a select group of management or highly compensated employees within the meaning of ERISA. In addition, an employee who receives contributions that are solely in excess of Code Section 415 shall be an Eligible Employee for the portion of the Plan that is the excess benefit plan, provided that such employee shall not be considered an Eligible Employee for any other purpose under the Plan.

     2.12 "Employer" means the Company and each other entity affiliated with the Company that is a participating employer under the Retirement Savings Plan.

     2.13 "Employer Contributions" means an Employer contribution equal to a specified percentage of a Participant's Base Salary and Bonus, as described in
Section 4.2.

     2.14 "Excess Contributions" means Employer contributions that are Excess Matching Contributions and/or Excess Automatic Company Contributions.

     2.15 "Excess Matching Contributions" means Employer contributions to a Participant's Account under Section 4.1 that would have been contributed to the Participant's account as a matching contribution under the Retirement Savings Plan pursuant to its terms, but which could not be contributed due to the application of Code limitations.

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

     2.16 "Excess Automatic Company Contributions" means Employer contributions to a Participant's Account under Section 4.1 that would have been contributed to the Participant's account as an automatic company contribution under the Retirement Savings Plan pursuant to its terms, but which could not be contributed due to the application of Code limitations.

     2.17 "Participant" means a current or former Eligible Employee who participates in the Plan in accordance with Article 3 of the Plan and maintains an Account balance hereunder.

     2.18 "Plan" means the Bowater Incorporated Supplemental Retirement Savings Plan, effective as of January 1, 2005, as provided herein and as may be amended from time to time.

     2.19 "Plan Administrator" means the Executive Vice President - Human Resources, or its designee.

     2.20 "Plan Year" means the calendar year.

     2.21 "Retirement Savings Plan" means the Bowater Incorporated Retirement Savings Plan, effective as of January 1, 2007, as amended from time to time. On and after the Effective Date and before January 1, 2007, the Retirement Savings Plan shall mean the Bowater Incorporated Savings Plan.

     2.22 "Salary Deferral" means the portion of Base Salary deferred by a Participant under Section 4.3 for a Plan Year.

     2.23 "Separation from Service" means the Participant's death, retirement or other termination of employment with the Company and all related entities of the Company, or as otherwise provided by the Department of Treasury in regulations promulgated under Code Section 409A. Notwithstanding the foregoing, the Participant's employment relationship with the Company and all related entities of the Company is treated as continuing intact while the individual is on a military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six months (or longer, if required by statute or contract). If the period of the leave exceeds six months and the Participant's right to reemployment is not provided either by statute or contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period.

     2.24 "Year of Service" means a Participant's year of service with the Employer within the meaning of the Retirement Savings Plan.

                                   ARTICLE 3
                          ELIGIBILITY AND PARTICIPATION

     3.1 Eligibility for Participation.

     (a) Beginning as of the Effective Date, an Eligible Employee shall be entitled to participate in the Plan and receive Excess Matching Contributions under Section 4.1 of the Plan for any Plan Year during which the employee is an Eligible Employee.

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     (b)  Effective  as of January 1, 2007,  an Eligible  Employee  described in subsection(c)(ii) shall be entitled to participate in the Plan and receive Excess Automatic Company Contributions under Section 4.1

     (c) Effective as of January 1, 2007, an Eligible Employee shall be entitled to participate in the Plan and receive Employer Contributions under Section 4.2, and make Salary Deferrals under Section 4.3 of the Plan, if the Eligible
Employee:

          (i)  is employed by the Employer in Salary Grade 33 or higher, and

          (ii) is not eligible to participate in a tax-qualified defined benefit retirement plan sponsored by the Company, or has ceased to be eligible to participate in such a plan because the employee was less than age 55 and his or her age plus "years of service" (as determined under the Retirement Savings Plan) was less than 70 as of December 31, 2006.

     3.2 Participation.

     (a) An Eligible Employee shall participate in the Plan and receive Excess Matching Contributions under Section 4.1 of the Plan for any Plan Year during which the employee is an Eligible Employee.

     (b)  Effective  as of January 1, 2007,  an Eligible  Employee  described in
Section 3.1(c) shall participate in the Plan and receive Employer Contributions under Section 4.2 of the Plan for any Plan Year (or portion therof) during which the Eligible Employee is employed in such capacity. Notwithstanding the foregoing, the Chief Executive Officer shall participate in the Plan and receive the Employer Contributions described under Section 4.2 of the Plan for the period from May 1, 2006 through December 31, 2006 pursuant to his Employment Agreement dated April 4, 2006, which contributions shall be credited under the Plan as of January 1, 2007.

     (c)  Effective  as of January 1, 2007,  an Eligible  Employee  described in
Section 3.1(c) may elect to defer Base Salary in the Plan for any Plan Year by delivering to the Plan Administrator a properly executed Deferral Form at the time and in the form provided by the Plan Administrator. Pursuant to the Deferral Form, the Participant shall elect to defer receipt of a specified portion of his or her Base Salary that would otherwise be payable to him or her for the Plan Year, as described in Article 4. The Participant's deferrals shall be distributed as provided in Article 7. Salary Deferral elections under the Plan shall be completed and filed with the Plan Administrator before the beginning of the Plan Year commencing January 1, 2007 and before the beginning of each Plan Year thereafter for which they are effective. A Salary Deferral election shall apply only to Base Salary amounts earned in the Plan Year following the Plan Year in which such deferral election is made, and shall be irrevocable as of December 31 preceding the Plan Year for which the election is effective. A Participant may change his or her deferral election, or revoke such election, at any time before the election becomes irrevocable. Notwithstanding the foregoing, a new Eligible Employee who is employed in Salary Grade 33 or higher shall be given 30 days from the date he or she becomes eligible to participate in the Plan to complete and submit a Deferral Form, and such election shall apply to all Base Salary earned after the election is made in the remainder of the Plan Year. Each properly completed and timely

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submitted  Deferral  Form  shall  become  effective  as of the  first day of the following Plan Year, except in the case of a new Eligible Employee, in which case a properly completed and timely submitted Deferral Form shall become effective on the date provided to the Plan Administrator.

     3.3 Cessation of Participation.

     (a) A Participant shall cease to be eligible for Excess Contributions, Employer Contributions and/or Salary Deferrals, as applicable, for any Plan Year for which the Participant fails to meet the requirements of Section 3.1. Such Participant shall remain an inactive participant in the Plan until his or her Account has been paid in full in accordance with Article 7 of the Plan.

     (b) A Participant shall cease to be an active participant in the Plan upon his or her Separation from Service. No Excess Contributions, Employer Contributions or Salary Deferrals shall be made to the Plan with respect to Base Salary paid to the Participant after such Separation from Service. Upon Separation from Service, Disability or discontinuance of all Salary Deferrals, a Participant shall remain an inactive participant in the Plan until his or her Account has been paid in full in accordance with Article 7 of the Plan.

                                   ARTICLE 4
                           CONTRIBUTIONS AND DEFERRALS

     4.1 Excess Contributions. Each Plan Year the Employer shall make Excess Matching Contributions and, effective for each Plan Year beginning January 1, 2007, Excess Automatic Company Contributions to a Participant's Account in an amount that would have been contributed to the Participant's account under the Retirement Savings Plan pursuant to its terms, but which could not be contributed to the Participant's account in the Retirement Savings Plan due to the application of Code limitations.

     4.2 Employer Contributions. Effective for each Plan Year beginning on and after January 1, 2007, the Employer shall make Employer Contributions to the Account of each Eligible Employee described in Section 3.1(c) as follows: (i) for the Chief Executive Officer of the Company, in an amount equal to 12% of his Base Salary plus Bonus for the Plan Year; and (ii) for all other eligible Participants, in an amount equal to 10% of their Base Salary plus Bonus for the Plan Year. Notwithstanding the foregoing, for the period from May 1, 2006 through December 31, 2006, the Chief Executive Officer of the Company shall be credited under the Plan with an Employer Contribution equal to 20.5% of his 2006 Base Salary plus Bonus pursuant to his Employment Agreement dated April 4, 2006, the terms of which are separately set forth therein and made part of this Plan. Such amount shall be credited under the Plan to the Account of the Chief Executive Officer as of January 1, 2007.

     4.3 Salary Deferrals. Effective as of January 1, 2007, an Eligible Employee described in Section 3.1(c) may irrevocably elect to defer, on a pre-tax basis, up to 50% of his or her Base Salary (in whole percentages) for a Plan Year by delivering a properly executed Deferral Form to the Plan Administrator within the time specified in Section 3.2(c). The actual dollar amount deferred shall be determined on a gross Base Salary basis; provided that, if necessary, the Plan Administrator may reduce the actual dollar amount to take into account (i)

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contributions  that  the  Eligible  Employee  is first  required  to make or has elected to make under all other retirement and welfare benefit plans maintained by the Eligible Employee's Employer; and (ii) all deductions from Base Salary required by law, including Social Security and Medicare taxes. Such an election is a separate and independent election from an election to defer compensation under the Retirement Savings Plan. A Salary Deferral election shall apply only to Base Salary earned after the effective date of such election (as described in Sectionn 3.2(c)).

                                    ARTICLE 5
                                    ACCOUNTS

     5.1 Accounts. The Plan Administrator shall establish an Account for each Participant to reflect Excess Contributions, Employer Contributions and Salary Deferrals, if any, made for the Participant's benefit together with any adjustments for gains or losses due to investment experience in accordance with
Section 5.2. Separate sub-accounts may be established for each type of contribution or deferral under the Plan. Excess Contributions and Employer Contributions shall be credited to a Participant's Account as of the end of each monthly payroll period. Following the close of each Plan Year, the Plan Administrator shall perform an annual reconciliation of each Participant's Account and make any necessary adjustments to a Participant's Account. Salary Deferrals shall be credited to a Participant's Account as of the end of each payroll period to which they relate. The Accounts are established solely for the purposes of tracking contributions, deferrals and any income adjustments thereto. The Accounts shall not be used to segregate assets for payment of any amounts deferred or allocated under the Plan.

     5.2 Investments. The Plan Administrator shall make available one or more investment funds in which amounts credited to each Participant's Account shall be deemed invested, in accordance with the Participant's directions. Any such directions shall be effective only in accordance with such rules as the Plan Administrator may establish and applicable federal and state law. If a Participant does not make investment elections with respect to amounts credited to his or her Account, such amounts shall be deemed invested in such investment fund as the Plan Administrator may direct.

     (a) A Participant shall make his or her investment fund selections at such time and in such manner as permitted by the Plan Administrator, which may include telephone or electronic delivery. Investments must be made in whole percentages. A Participant may change his or her investment elections at any time, or may reallocate amounts invested among the investment funds available under the Plan.

     (b) Notwithstanding the foregoing provisions of this Section 5.2, Excess Matching Contributions made in Plan Years 2005 and 2006 shall be deemed invested in the Bowater Stock Fund offered under the Retirement Savings Plan. Effective as of January 1, 2007, Participants credited with such Excess Matching Contributions may change such deemed investment pursuant to this Section 5.2. If no investment change is made, such Excess Matching Contributions shall remain deemed invested in the Bowater Stock Fund (or such other deemed investment as the Plan Administrator may direct if such Fund is no longer offered under the Retirement Savings Plan).

     (c) Any account maintenance fees and expense charges for transactions performed for each Participant's Account shall be charged to the Participant's Account. Other Plan charges and administrative expenses shall be paid by the Employer.

     5.3 Statements. As soon as practicable following the last business day of each calendar quarter the Plan Administrator (or its designee) shall provide the Participant with a statement of such Participant's Account reflecting the income, gains and losses (realized and unrealized), amounts of deferrals, if any, and distributions with respect to such Account since the prior statement.

                                    ARTICLE 6
                                     VESTING

     6.1 Excess Matching Contributions. A Participant shall at all times have a fully vested and nonforfeitable right to all Excess Matching Contributions, if any, credited to the Participant's Account, adjusted for income, gains and losses attributable thereto.

     6.2 Excess Automatic Company Contributions. A Participant shall become fully vested and have a nonforfeitable right to all Excess Automatic Company Contributions, if any, credited to the Participant's Account, adjusted for income, gains and losses attributable thereto, upon the Participant's completion of three Years of Service. Subject to Section 6.4, if the Participant incurs a Separation from Service with the Employer, other than an involuntary termination by the Employer without "cause," before completing three Years of Service with the Employer, all amounts credited to the Participant's Account as an Excess Automatic Company Contribution (and any income or gain attributable thereto) shall be forfeited.

     6.3 Employer Contributions. A Participant shall become fully vested and have a nonforfeitable right to all Employer Contributions, if any, credited to the Participant's Account, adjusted for income, gains and losses attributable thereto, upon the Participant's completion of three Years of Service. Subject to
Section 6.4, if the Participant incurs a Separation from Service with the Employer, other than an involuntary termination by the Employer without "cause," before completing three Years of Service with the Employer, all amounts credited to the Participant's Account as an Employer Contribution (and any income or gain attributable thereto) shall be forfeited.

     6.4   Accelerated   Vesting:   Excess   Automatic   Company  and   Employer
Contributions.

     (a) If a Participant's service is involuntarily terminated by the Employer for any reason other than "cause" before the Participant becomes vested in any Excess Automatic Company Contributions or Employer Contributions, then the Participant shall become vested in a portion of his or her Excess Automatic Company Contributions, if any, and Employer Contributions, if any, including income and gains. Such vested portion shall be determined by multiplying the Participant's Excess Automatic Company Contributions, if any, and Employer Contributions, if any, by a fraction, the numerator of which is the Participant's number of completed months of service with the Employer, and the denominator of which is 36. Except as otherwise provided in a Participant's employment or other individual agreement, "cause" for purposes of this provision shall be determined by the Company in its sole discretion.

     (b) If a Participant's service terminates due to death, the Participant incurs a Disability, or if a Change in Control occurs (irrespective of a Separation from Service), before the Participant completes three Years of Service with the Employer, then the Participant shall become fully vested and have a nonforfeitable right to any Excess Automatic Company Contributions and Employer Contributions credited to the Participant's Account, adjusted for income, gains and losses attributable thereto.

     6.5 Salary Deferrals. A Participant shall at all times have a fully vested and nonforfeitable right to all Salary Deferrals, if any, credited to the Participant's Account, adjusted for income, gains and losses attributable thereto.

                                    ARTICLE 7
                            DISTRIBUTION OF ACCOUNTS

     7.1 Timing of Distribution. Distribution of the vested portion of a Participant's Account shall be made on the earlier to occur of:

          (i)  the  date  set  forth  in  Section   7.2  with   respect  to  the
               Participant's Separation from Service (other than due to death or Disability);

          (ii) the  date  set  forth  in  Section   7.3  with   respect  to  the
               Participant's death; or

          (iii) the  date  set  forth  in  Section  7.4  with   respect  to  the
               Participant's Disability.

     Notwithstanding any other provision of the Plan to the contrary, in no event shall the distribution of any Account be accelerated at a time earlier than which it would otherwise have been paid, whether by amendment of the Plan, exercise of the Plan Administrator's discretion or otherwise, except as permitted by the Treasury Regulations issued pursuant to Code Section 409A.

     7.2 Benefits Upon Separation from Service. Upon a Participant's Separation from Service for any reason other than death or Disability, the Participant's Account shall be paid in a lump sum payment as soon as administratively feasible in the calendar quarter following the quarter in which the Participant's Separation from Service occurred. Notwithstanding the foregoing, distributions made to "key employees" (as defined in Code Section 416(i)) upon Separation from Service (excluding death) shall be withheld for six months from the date of the Participant's Separation from Service and shall be paid as of the first day of the seventh month following the Participant's Separation from Service, subject to any reasonable administrative delay in the processing of payment.

     7.3 Benefits Upon Death. Upon the Participant's death, the Plan Administrator shall pay to the Participant's Beneficiary a benefit equal to the remaining balance in the Participant's Account in a lump sum payment. Payment shall be made as soon as administratively feasible following notification of the date of the Participant's death.

     7.4 Benefits Upon Disability. A Participant who incurs a Disability shall receive the balance of his or her Account in a lump sum payment as soon as administratively practicable following such Disability.

     7.5 Right of Offset. The Employer shall have the right to offset any amounts payable to a Participant under the Plan by any amount necessary to reimburse the Employer for liabilities or obligations of the Participant to the Employer, including for amounts misappropriated by the Participant.

     7.6 Taxes. Income taxes and other taxes payable with respect to an Account shall be deducted from amounts payable under the Plan. All federal, state or local taxes that the Plan Administrator determines are required to be withheld from any payments made pursuant to this Article 7 shall be withheld.

                                    ARTICLE 8
                               PLAN ADMINISTRATION

     8.1 Plan Administration and Interpretation. The Plan Administrator shall oversee the administration of the Plan. The Plan Administrator shall have complete control and authority to determine the rights and benefits and all claims, demands and actions arising out of the provisions of the Plan of any Participant, Beneficiary, deceased Participant or other person having or claiming to have any interest under the Plan. Benefits under the Plan shall be paid only if the Plan Administrator decides in its discretion that the Eligible Employee, Participant or Beneficiary is entitled to them. Notwithstanding any other provision of the Plan to the contrary, the Plan Administrator shall have complete discretion to interpret the Plan and to decide all matters under the Plan. Such interpretation and decision shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant, in the absence of clear and convincing evidence that the Plan Administrator acted arbitrarily and capriciously. Any individual serving as Plan Administrator who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant, a Beneficiary, the Employer or a trustee (if any).

     8.2 Powers, Duties, Procedures. The Plan Administrator shall have such powers and duties, may adopt such rules, may act in accordance with such procedures, may appoint such officers or agents, may delegate such powers and duties and shall follow such claims and appeal procedures with respect to the Plan (subject to the requirements of Section 8.5) as the Plan Administrator may establish. The Plan Administrator or individuals acting on its behalf shall receive reimbursement for any reasonable business expense incurred in the performance of the foregoing duties.

     8.3 Information. To enable the Plan Administrator to perform its functions, the Employer shall supply full and timely information to the Plan Administrator on all matters relating to the compensation of Participants, their employment, retirement, death, Separation from Service, Disability and such other pertinent facts as the Plan Administrator may require.

     8.4 Indemnification of Plan Administrator. The Employer agrees to indemnify and to defend to the fullest extent permitted by law any officer or employee who serves as Plan Administrator or as a member of the HRCC (including any such individual who formerly served as Plan Administrator or on the HRCC, as the case may be) against all liabilities, damages, costs and expenses (including reasonable attorneys' fees and amounts paid in settlement of any claims approved by the Employer in writing in advance) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

     8.5 Claims Procedure. A Participant or Beneficiary shall have the right to file a claim, inquire if he or she has any right to benefits and the amounts thereof or appeal the denial of a claim.

     (a) Initial Claim. A claim shall be considered as having been filed when a written communication is made by the Participant, Beneficiary or his or her authorized representative to the attention of the Plan Administrator (the "claimant"). The Plan Administrator shall notify the claimant in writing within 90 days after receipt of the claim if the claim is wholly or partially denied. If an extension of time beyond the initial 90-day period for processing the claim is required, written notice of the extension shall be provided to the claimant prior to the expiration of the initial 90-day period. In no event shall the period, as extended, exceed 180 days. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render a final decision. For any claims brought by the Chief Executive Officer of the Company, the Human Resources and Compensation Committee of the Board of Directors of the Company (the "HRCC") shall adjudicate such claims. For any claims brought by the Executive Vice President - Human Resources, the Chief Executive Officer of the Company shall adjudicate such claims.

     (b) Content of Denial. Notice of a wholly or partially denied claim for benefits shall be in writing in a manner calculated to be understood by the claimant and shall include:

          (i)  the reason or reasons for denial;

          (ii) specific reference to the Plan provisions on which the denial is based;

          (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

          (iv) an explanation of the Plan's claim appeal procedure, including a statement of the claimant's right to bring a civil action under
               Section 502(a) of ERISA following a denial of the claim upon review.

     (c) Right to Review. If a claim is wholly or partially denied, the claimant may file an appeal requesting the HRCC to conduct a full and fair review of his or her claim. An appeal must be made in writing no more than 60 days after the claimant receives written notice of the denial. The claimant may review or receive copies, upon request and free of charge, any documents, records or other information "relevant" (within the meaning of Department of Labor Regulation
Section 2560.503-1(m)(8)) to the claimant's claim. The claimant may also submit written comments, documents, records and other information relating to his or her claim. The

HRCC shall take into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial review of the claim. The decision of the HRCC regarding the appeal shall be given to the claimant in writing no later than 60 days following receipt of the appeal. However, if the HRCC, in its sole discretion, grants a hearing, or there are special circumstances involved, the decision shall be given no later than 120 days after receiving the appeal. If such an extension of time for review is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The decision shall be written in a manner calculated to be understood by the claimant and include:

          (i)  specific reasons for the decision;

          (ii) specific references to the pertinent Plan provisions on which the decision is based;

          (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records or other information relevant to the claimant's claim; and

          (iv) a statement of the claimant's right to bring a civil action under
               Section 502(a) of ERISA following a wholly or partially denied claim for benefits.

     (d) Form of Notice and Decision. Any notice or decision by the Plan Administrator or HRCC under this Section 8.5 may be furnished electronically in accordance with Department of Labor Regulation Section 2520.104b-1(c)(i), (iii) and (iv).

     (e) Exhaustion of Administrative Remedy. Notwithstanding any provision in the Plan to the contrary, no employee, Participant or Beneficiary may bring any legal or administrative claim or cause of action against the Plan, the Plan Administrator or the Employer in court or any other venue until the employee, Participant or Beneficiary has exhausted its administrative remedies under this
Section 8.5.

     (f) Suspension of Payment. If the Plan Administrator is in doubt concerning the entitlement of any person to any payment claimed under the Plan, the Employer may suspend payment until satisfied as to the person's entitlement to the payment. Notwithstanding the foregoing, no Participant or Beneficiary may bring a claim for Plan benefits to arbitration, court or through any other legal action or process until the administrative claims process of this Section 8.5 has been exhausted.

                                   ARTICLE 9
                            AMENDMENT AND TERMINATION

     9.1 Authority to Amend and Terminate.

     (a) The Plan reserves to the HRCC the right to amend or terminate the Plan at any time, subject to Section 9.2. Any amendment or termination of the Plan shall be effected by resolution of the HRCC or its authorized delegate. Except as provided in paragraph (b), Account balances shall be maintained under the Plan until such amounts would otherwise have been distributed in accordance with the terms of the Plan.

     (b) Upon termination of the Plan, the Accounts of Participants shall be distributed only if the following conditions are met:

          (i) all deferred compensation plans of the same type as the Plan (within the meaning of, and as determined in accordance with, Code Section 409A and the Treasury Regulations thereunder) sponsored by the Company for each Participant covered by such plans are terminated;

          (ii) payment is made no earlier than 12 months and no later than 24 months following the date of the termination of the Plan; and

          (iii) no new deferred compensation plan of the same type as the Plan (within the meaning of, and as determined in accordance with, Code Section 409A and the Treasury Regulations thereunder) is established by the Company for any Participant within five years following the date of the termination of the Plan.

     Notwithstanding the foregoing, distributions due to the termination of the Plan shall only be made in accordance with regulations promulgated by the Department of Treasury under Code Section 409A.

     9.2 Existing Rights. No amendment or termination of the Plan shall materially adversely affect the rights of any Participant with respect to amounts that have been credited to his or her Account prior to the effective date of such amendment or termination. Notwithstanding the foregoing, the HRCC may amend the Plan as necessary to address changes in applicable law in order to assure that amounts contributed to the Plan are not subject to federal income tax before distribution or withdrawal.

                                   ARTICLE 10
                                  MISCELLANEOUS

     10.1 No Funding. The Company intends that the Plan constitute an "unfunded" plan for tax purposes. The Company may, but shall have no obligation to, authorize the creation of trusts and deposit therein cash or other property, or make other arrangements to meet the payment obligations under the Plan. Such trusts or other arrangements, if established, shall be consistent with the unfunded status of the Plan.

     10.2 General Creditor Status. The Plan constitutes a mere promise by the Company to make payments in accordance with the terms of the Plan and Participants and Beneficiaries shall have the status of general unsecured creditors solely of the Employer employing the Participant. Nothing in the Plan shall be construed to give any employee or any other person rights to any specific assets of the Employer, the Company, or of any other person.

     10.3 No Assignment. Plan benefits, payments or proceeds shall not be subject to any claim of any creditor of any Participant or Beneficiary and shall not be subject to attachment or garnishment or other legal process. Participant Accounts or benefits payable may not be assigned, pledged or encumbered in any manner, and any attempt to do so shall be void.

     10.4 Notices and Communications. All notices, statements, reports and other communications from the Plan Administrator to any employee, Participant, Beneficiary or other person required or permitted under the Plan shall be deemed to have been duly given when personally delivered to, when transmitted via facsimile or other electronic media or when mailed overnight or by first-class mail, postage prepaid and addressed to, such employee, Participant, Beneficiary or other person at his or her last known address on the Employer's or Company's records. All elections, designations, requests, notices, instructions and other communications from a Participant, Beneficiary or other person to the Plan Administrator required or permitted under the Plan shall be in such form as is prescribed from time to time by the Plan Administrator, and shall be mailed by first-class mail, transmitted via facsimile or other electronic media or delivered to such location as shall be specified by the Plan Administrator. Such communication shall be deemed to have been given and delivered only upon actual receipt by the Plan Administrator at such location.

     10.5 Limitation of Participant's Rights. Nothing contained in the Plan shall confer upon any person a right to be employed or to continue in the employ of the Employer, or to interfere, in any way, either with the Employer's right to terminate the employment of an Eligible Employee at any time, with or without cause, or to modify the Base Salary or Bonus of any Eligible Employee.

     10.6 Participants Bound. Any action with respect to the Plan taken by the Plan Administrator or a trustee (if any) or any action authorized by or taken at the direction of the Plan Administrator, the Employer or a trustee (if any) shall be conclusive upon all Participants and Beneficiaries entitled to benefits under the Plan.

     10.7 Receipt and Release. Any payment to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Employer, the Plan Administrator and a trustee (if any) under the Plan, and the Plan Administrator may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect. If any Participant or Beneficiary is determined by the Plan Administrator to be incompetent by reason of physical or mental disability (including minority) to give a valid receipt and release, the Plan Administrator may cause the payment or payments becoming due to such person to be made to another person for his or her benefit without responsibility on the part of the Plan Administrator, the Employer or a trustee (if any) to follow the application of such funds.

     10.8 Governing Law and Severability. The Plan shall be construed, administered and governed in all respects under and by the laws of the State of Delaware to the extent not preempted by ERISA. If any provision is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

     10.9 Headings. Headings and subheading in the Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.

                                      * * *

     IN  WITNESS  WHEREOF,   the  undersigned   authorized  officer  of  Bowater
Incorporated has executed this document as of November 15, 2006, to certify its adoption by the Company.

                                     Bowater Incorporated

                                     /s/ James T. Wright
                                     -------------------
                                     By: James T. Wright
                                     Its: Executive Vice President -
                                          Human Resources